UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2021

PANGAEA LOGISTICS SOLUTIONS LTD.
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-36798	98-1205464
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

c/o Phoenix Bulk Carriers (US) LLC
109 Long Wharf, Newport, Rhode Island 02840
(Address of Principal Executive Offices) (Zip Code)

(401) 846-7790
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, per value $0.0001 per share	PANL	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders (the “Annual Meeting”) of Pangaea Logistics Solutions Ltd. (the “Company”) was held on August 9, 2021. At the Annual Meeting, 31,937,496 common shares representing 31,937,496 votes were represented in person or by proxy. These shares represented a quorum. The matters presented to shareholders for vote at the Annual Meeting and the voting tabulation for each such matter were as follows:

1.To elect the following three nominees to our Board of Directors as Class I directors serving until the annual meeting of shareholders to be held in 2024:

Class I Nominees	Votes For	Votes Against	Abstain
Eric S. Rosenfeld	20,932,620	3,235,821	7,769,055
Mark L. Filanowski	29,497,736	2,433,250	6,510
Anthony Laura	21,098,893	3,069,546	7,769,057

2.To elect the following nominee to our Board of Directors as Class III director serving until the annual meeting of shareholders to be held in 2023:

Class III Nominees	Votes For	Votes Against	Abstain
Richard T. du Moulin	28,706,655	3,222,260	8,581

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2021

PANGAEA LOGISTICS SOLUTIONS LTD.

By:	/s/ Gianni Del Signore
Name: Gianni Del Signore Title: Chief Financial Officer